UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2013

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 15, 2013, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), entered into a Fission Mo-99 Supply Agreement, effective January 1, 2013 (the “Agreement”), with the Institute for Radioelements (“IRE”).  Under the terms of the Agreement, which has an initial term of five years expiring on December 31, 2017, the Company is committed to purchase a supply of molybdenum-99 (“Mo-99”) based upon a percentage of the Company’s total volume requirements.  The Agreement provides for certain increased quantities of Mo-99 during periods of supply shortage or failure.  The Agreement also provides for increased quantities of Mo-99 derived from Low-Enriched Uranium (LEU) targets upon IRE’s completion of its ongoing conversion program to modify its facilities and processes in accordance with Belgian nuclear security commitments.  The Agreement allows for termination upon the occurrence of certain events, including failure by IRE to provide the Company’s required amount of Mo-99, material breach of any provision by either party, bankruptcy by either party and force majeure events.

A copy of the press release announcing the Agreement is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 19, 2013, announcing the Agreement between the Company and IRE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

	By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Vice President and General Counsel

Date: March 19, 2013

EXHIBIT LIST

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 19, 2013, announcing the Agreement between the Company and IRE